Exhibit 10.23

NEFF CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
(as of November [    ], 2014)

Non-employee members of the board of directors (the “Board”) of Neff Corporation (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”).  The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company and who is not a partner of any fund managed by Wazyata Investment Partners, LLC, a Delaware limited liability company (each, a “Non-Employee Director”), who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Policy shall become effective on the date  hereof (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board.  This Policy may be amended, modified or terminated by the Board at any time in its sole discretion.  The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.  No Non-Employee Director shall have any rights hereunder, except with respect to restricted stock units granted pursuant to the Policy.

1.                                      Cash Compensation.

(a)                                 Annual Retainers.  Each Non-Employee Director shall receive an annual retainer of $45,000 for service on the Board.

(b)                                 Additional Annual Retainers.  In addition, a Non-Employee Director shall receive the following annual retainers:

(i)                                     Chairman of the Board.  A Non-Employee Director serving as Chairman of the Board shall receive an additional annual retainer of $35,000 for such service.

(ii)                                  Audit Committee.   A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $15,000 for such service.  A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

(iii)                               Compensation Committee.  A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $10,000 for such service.  A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(vi)                              Nominating and Corporate Governance Committee.   A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $5,000 for such service.  A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $2,500 for such service.

(c)                                  Payment of Retainers.  The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter.  In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.                                      Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2014 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board.  All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all grants of restricted stock units hereby are subject in all respects to the terms of the Equity Plan.  The equity awards described below shall be in addition to any equity awards granted to Non-Employee Directors in connection with the initial public offering of the Company’s Class A common stock (the “IPO”).

(a)                                 Annual RSU Awards.  A Non-Employee Director who (i) serves on the Board as of any anniversary (each, an “Anniversary Date”) of the date the IPO price is established in connection with the IPO (the “Pricing Date”) and (ii) will continue to serve as a Non-Employee Director immediately following such Anniversary Date shall be automatically granted, on such Anniversary Date, restricted stock units that have an aggregate fair market value on the date of grant of $85,000, in the case of Non-Employee Directors other than the Chairman of the Board, or $100,000, in the case of the Chairman of the Board (with the number of restricted stock units subject to adjustment as provided in the Equity Plan in each case).  The awards described in this Section 2(b) shall be referred to as the “Annual Awards.”  For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board on an Anniversary Date shall only receive an Annual Award in connection with such election, and shall not receive any Initial Award on such Anniversary Date.

(b)                                 Initial Awards.  Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the [Pricing Date] on any date other than an Anniversary Date shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), restricted stock units that have an aggregate fair market value on such Non-Employee Director’s Start Date equal to the product of (i) $85,000, in the case of Non-Employee Directors other than the Chairman of the Board or $100,000, in the case of the Chairman of the Board, and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the Anniversary Date immediately preceding such Non-Employee Director’s Start Date (or, if no such Anniversary Date has occurred, the [Pricing Date]) and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of units subject to adjustment as provided in the Equity Plan in each case).  The awards described in this Section 2(c) shall be referred to as “Initial Awards.”  No Non-Employee Director shall be granted more than one Initial Award.

(c)                                  Termination of Service of Employee Directors.  Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(c) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(b) above.

(d)                                 Vesting of Awards Granted to Non-Employee Directors.  Each Annual Award and Initial Award shall vest and become exercisable on the Anniversary Date immediately following the date of grant, subject to the Non-Employee Director continuing in service through the applicable vesting date.  No portion of an Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter.  All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

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